UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2020 (February 24, 2020)

GOLDMAN SACHS BDC, INC.

(Exact name of registrant as specified in charter)

Delaware	814-00998	46-2176593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York		10282
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GSBD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On February 25, 2020, Goldman Sachs BDC, Inc. (the “Company”) entered into a sixth amendment (the “Amendment”) to its senior secured revolving credit agreement with Truist Bank (formerly known as SunTrust Bank), as administrative agent (as amended, supplemented or otherwise modified and in effect from time to time, the “Truist Revolving Credit Facility”) to, among other things: (i) extend the commitment termination date and final maturity date to February 25, 2024 and February 25, 2025, respectively, (ii) reduce the stated interest rate from LIBOR plus 2.00% to LIBOR plus 1.875%, subject to certain requirements, and (iii) upon the consummation of the Company’s merger with Goldman Sachs Middle Market Lending Corp. (the “MMLC”) and subject to certain other limited conditions, increase the Truist Revolving Credit Facility size from $795 million to $1.695 billion and increase the accordion feature to allow the Company to increase the total facility size from up to $1,000 million to up to $2.250 billion.

The foregoing description is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to a copy of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On February 24, 2020, Carmine Rossetti notified the Company of his intention to resign as Principal Accounting Officer of the Company to pursue a new professional opportunity on or around March 17, 2020. Mr. Rossetti’s resignation is not the result of any disagreement with the Company. To assist in an orderly transition, Mr. Rossetti will continue to serve in his current role during the transition period.

Item 8.01 – Other Events.

On February 27, 2020, the Company issued a press release, included herewith as Exhibit 99.1 and incorporated herein by reference, announcing the Amendment.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Sixth Amendment to Senior Secured Revolving Credit Agreement, dated as of February 25, 2020, among the Company, as Borrower, the lenders party thereto, Truist Bank (as successor by merger to SunTrust Bank), as Administrative Agent and as Collateral Agent and other parties party thereto.

99.1	Press Release of Goldman Sachs BDC, Inc., dated February 27, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS BDC, INC. (Registrant)
Date: February 27, 2020	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer and Treasurer